Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Announces Changes to its Board of Directors

Vancouver, BC – August 9, 2022 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the research, development, manufacturing and commercialization of rare cannabinoids, is pleased to announce the appointment of Nicole Lemerond to its Board of Directors, effective immediately.

Nicole Lemerond is a financial executive with over 25 years of experience in investment management, private equity, investment banking and leveraged finance.  She has significant experience executing complex transactions, managing diligence processes, raising capital and structuring balance sheets.  Throughout her career, Ms. Lemerond has worked with public and private company management teams and boards to increase stakeholder value.  She established and led healthcare groups at leading investment firms and has also worked at several large financial institutions, including Lehman Brothers and The Carlyle Group.  Ms. Lemerond holds a Bachelor of Science degree from Cornell University and is a CFA charterholder.

Contemporaneous with Ms. Lemerond’s appointment, Adam Cutler has decided to transition off the Board of Directors.  Mr. Cutler has served on the Board since 2015, during which time his financial and healthcare expertise has been instrumental in advancing the strategic initiatives of the Company. Over the years, Mr. Cutler has served as Chair of the Audit Committee as well as a member Governance and Nomination Committee. Ms. Lemerond will replace Mr. Cutler as a member of the Audit Committee and as a member of the Governance and Nomination Committee.

William Garner, MD, InMed’s Chairman of the Board of Directors, commented: “I am delighted to welcome Ms. Lemerond to the Board of Directors at InMed. Nicole joins us with tremendous financial and healthcare experience and will prove to be an invaluable asset to the Company. Additionally, on behalf of the Company, I would like to extend our sincere appreciation to Mr. Cutler for his significant contributions over the last 6+ years. His dedication and extensive expertise have been crucial in the strategic development of InMed and we wish him the best with his future endeavors.”

About InMed: InMed Pharmaceuticals is a global leader in the research, development, manufacturing and commercialization of rare cannabinoids. Together with its subsidiary BayMedica LLC, the Company has unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. InMed is also a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com and www.baymedica.com.

Investor Contact:

Colin Clancy

Vice President,

Investor Relations & Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: being a global leader in the research, development, manufacturing and development of rare cannabinoids; and delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: the ability to obtain all necessary regulatory approvals on a timely basis, or at all; and continued economic and market stability. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Security and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.